UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

April 11, 2008

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (212) 937-8442

______________________________________________________________
(Former name or former address, if changed since last report)

8.01 Other Events

April 11, 2008; Nassau, Bahamas; Cavitation Concepts Corporation Limited has signed a Letter of Intent and Agreement between James L. Griggs a resident of the State of Georgia, USA as a representative for Per Hahne, the owner of certain technologies relating to public security, and air travel safety, i.e. an EMD Safety Bracelet under United States patent number 6,933,851.

The purchase price of sale of the Bracelet technology is Five Million US Dollars ($5,000,000.00), plus other valuable and considerable goods.

Today’s Security has many layers, should those layers fail there is one last line of defense- the EMD Safety Bracelet. Lamperd Less Lethal has entered into a manufacturing agreement to develop and manufacture this product for world wide distribution using our current technology and expert knowledge in this field. This funding by Cavitation Concepts Corporation Limited will help develop this new technology; as Lamperd Less Lethal Inc. anticipates tremendous interest and demand as noted by the Homeland Security correspondence.

Lamperd Less Lethal Inc. (Lamperd) is a public company based in Sarnia Ontario Canada that provides training and designs and manufactures specialized civil defense related equipment. This equipment is sold internationally through a network of established distributors. The company’s specific area of expertise is less-lethal tactics and equipment. Less-lethal weaponry is designed to ensure the safety of military and civil defense personnel by disabling an opponent rather than killing. It is used by military and police forces around the world for crowd control, and peacekeeping activities. It is particularly well suited for situations where there would be a likelihood of harm to bystanders if conventional weapons were employed.

Form 8 K	Prospero Minerals Corp.	Page 2

Lamperd has developed a line of exceptionally high quality systems, which have gained widespread industry attention for their accuracy, ease of use and flexibility. The company also produces a variety of less lethal munitions, which are rapidly gaining recognition for consistently high quality and superior performance.

The company has been assigned a NATO Commercial and Government Entity (NCAGE) Code, which enables it to sell military supplies to any NATO member country, and a federal Business Firearms License, which allows for the manufacture, repair, storage, import, export and sale of virtually any manner of firearms and ammunition. Lamperd is one of only a very few manufacturers of less-lethal munitions in the world to receive these approvals. As a result of receiving this high level accreditation, the company has the opportunity to significantly increase sales through access to the NATO market.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995 Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Prospero Minerals Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to Prospero’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Prospero’s forward-looking statements. Prospero undertakes no obligation to revise these statements following the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.

Dated: April 11, 2008	By: /s/ Hubert L. Pinder
Hubert L. Pinder - CFO